Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

May 3, 2018

Board of Directors

NVR, Inc.

11700 Plaza America Drive, Suite 500,

Reston, Virginia 20190

Ladies and Gentlemen:

We are acting as counsel to NVR, Inc., a Virginia corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 275,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), all of which Shares are issuable pursuant to the NVR, Inc. 2018 Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Virginia Stock Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:    Alicante    Amsterdam    Baltimore    Beijing    Birmingham    Boston    Brussels     Colorado Springs    Denver    Dubai    Dusseldorf    Frankfurt    Hamburg    Hanoi    Ho  Chi Minh City    Hong Kong

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NVR, Inc.	- 2 -	May 3, 2018

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP